Exhibit 99.1
FOR IMMEDIATE RELEASE

Contact:	Media Relations	Leila Dillon, 508.661.2264, news@ameresco.com
	Investor Relations	Mark Chiplock, 508.661.2255, ir@ameresco.com
Gary Dvorchak, CFA, The Blue Shirt Group, 323.240.5796,
ir@ameresco.com
Ameresco Reports Fourth Quarter and Full Year 2018 Financial Results

Fourth Quarter 2018 Financial Highlights:

•	Revenues of $217.4 million, compared to $211.1 million, up 3.0%

•
Net income attributable to common shareholders of $11.6 million, and $0.24 per diluted share. Excluding prior year one-time benefit from Tax Cuts and Jobs Act, net income attributable to common shareholders was up 18%, and per diluted share was up 14%

•	Adjusted EBITDA of $28.2 million, compared to $21.1 million, up 34%

•	Non-GAAP EPS of $0.23, compared to $0.18 that excludes prior year one-time benefit from Tax Cuts and Jobs Act, up 28%

•	Project backlog of nearly $2 billion, up 11%; Contracted backlog of $727 million, up 27%

Full Year 2018 Financial Highlights:

•	Revenues of $787.1 million, compared to $717.2 million, up 10%

•
Net income attributable to common shareholders of $38.0 million, and $0.81 per diluted share. Excluding prior year one-time benefit from Tax Cuts and Jobs Act, net income attributable to common shareholders was up 62%, and per diluted share was up 59%

•	Adjusted EBITDA of $91.0 million, compared to $63.3 million, up 44%

•	Non-GAAP EPS of $0.81, compared to $0.45 excluding prior year one-time benefit from Tax Cuts and Jobs Act, up 80%

•	Added 139MWe of assets in development, up 128% from prior year, and placed 39MWe of assets into operations

FRAMINGHAM, MA - March 6, 2019 - Ameresco, Inc. (NYSE:AMRC), a leading energy efficiency and renewable energy company, today announced financial results for the fiscal quarter and year ended December 31, 2018. The Company has also furnished supplemental information in conjunction with this press release in a Current Report on Form 8-K. The supplemental information includes non-GAAP financial metrics, and has been posted to the “Investor Relations” section of the Company’s website at www.ameresco.com.

“We concluded 2018 with outstanding quarterly results, enabling us to achieve impressive results for the year and meet our objective of growing profit faster than revenue,” said George P. Sakellaris, President and Chief Executive Officer of Ameresco. “We further confirmed the effectiveness of our business model, especially demonstrating the resiliency to absorb project variability.  Our visibility has never been better.  Project backlog is nearly $2 billion, and we have line-of-sight to another $2 billion of recurring energy and O&M revenue.  During the year, we expanded the diversity and geography of our project pipeline, and accelerated the buildout of our diversified energy asset portfolio with 178MWe now in development.”

Sakellaris continued, “Moving into 2019, we have never felt better about our outlook.  We have a resilient business structure underpinned by stable and high margin recurring revenues.  Our pipeline is strong, our growth opportunities are well-defined, our technical expertise is deep, and we have an outstanding team that can execute.  We look forward to another successful year of growth.”

Financial Results
(All financial result comparisons made are against the prior year period unless otherwise noted.)

Fourth Quarter 2018

Revenues were $217.4 million, compared to $211.1 million. Net income attributed to common shareholders was $11.6 million, compared to $23.8 million in 2017, which included a benefit of $14 million related to the impact of the re-measurement of the Company's deferred income tax balances because of the Tax Cuts and Jobs Act enacted in December 2017. Net income included $0.9 million of income attributable to redeemable non-controlling interest in 2018 and $3.3 million of income attributable to redeemable non-controlling interest in 2017. Adjusted EBITDA, a non-GAAP financial measure, was $28.2 million, compared to $21.1 million, up 34.0%.

Net income per diluted share was $0.24, compared to $0.52 in 2017. Non-GAAP EPS was $0.23, compared to $0.48. Fourth quarter 2017 net income includes a benefit of $14 million or $0.30 per diluted share related to the impact of the re-measurement of the Company's deferred income tax balances because of the Tax Cuts and Jobs Act enacted in December 2017.

Full Year 2018
Revenues were $787.1 million, compared to $717.2 million. Net income attributable to common shareholders was $38.0 million, compared $37.5 million in 2017, which included a benefit of $14 million to the impact of the re-measurement of the Company's deferred income tax balances because of the Tax Cuts and Jobs Act enacted in December 2017. Adjusted EBITDA was $91.0 million, compared to $63.3 million. Non-GAAP net income was $37.8 million, compared to $35.0 million.

Net income per diluted share was $0.81, compared to $0.82. Non-GAAP EPS was $0.81, compared to $0.76. Net income for full year 2017 includes a benefit of $14 million or $0.31 per diluted share related to the impact of the re-measurement of the Company's deferred income tax balances because of the Tax Cuts and Jobs Act enacted in December 2017.

Additional Full Year 2018 Operating Highlights:

•	Cash flows used in operating activities, which excludes proceeds from Federal ESPC projects, were $53.2 million, compared to $135.6 million in the prior period, and adjusted cash from operations, a non-GAAP financial measure, was $105.0 million, compared to $29.4 million.

•	Total project backlog was $1.97 billion and consisted of:

◦
$726.6 million of fully-contracted backlog, representing signed customer contracts for installation or construction of projects, which we expect to convert into revenue over the next two to four years, on average; and

◦	$1.24 billion of awarded projects, representing projects in development for which we do not have signed contracts.

•	Energy Assets in development were $424.7 million or 178 MWe.

FY 2019 Guidance
Ameresco expects to generate total revenue in the range of $845 million to $885 million. The Company also expects adjusted EBITDA to be in the range of $93 million to $103 million and net income per diluted share to be in the range of $0.75 to $0.85. This guidance excludes the impact of any non-controlling interest activity and any additional charges relating to our restructuring activities, as well as any related tax impact. Also our 2019 guidance does not assume any benefit from IRC Section 179D deductions, which in 2018 provided a benefit of $5.8 million, and has since expired.

Share Repurchase Program

Through the end of 2018, the Company repurchased 2,091,040 shares of its Class A common stock for $11.6 million. The Company has approximately $3.4 million of remaining authorized funds under the share repurchase program.

Webcast Reminder

The Company will host a conference call today at 8:30 a.m. ET to discuss results.
The conference call will be available via the following dial in numbers:

•	U.S. Participants: Dial 1-877-359-9508 (Access Code: 8187004)

•	International Participants: Dial 1-224-357-2393 (Access Code: 8187004)
Participants are advised to dial into the call at least ten minutes prior to register.
A live, listen-only webcast of the conference call will also be available over the Internet. Individuals wishing to listen can access the call through the “Investor Relations” section of the Company’s website at www.ameresco.com.
An archived webcast will be available on the Company’s website for one year.

Use of Non-GAAP Financial Measures

This press release and the accompanying tables include references to adjusted EBITDA, non-GAAP EPS, non-GAAP net income and adjusted cash from operations, which are non-GAAP financial measures. For a description of these non-GAAP financial measures, including the reasons management uses these measures, please see the section following the accompanying tables titled “Exhibit A: Non-GAAP Financial Measures”. For a reconciliation of these non-GAAP financial measures to the most directly comparable financial measures prepared in accordance with GAAP, please see Other Non-GAAP Disclosures and Non-GAAP Financial Guidance in the accompanying tables.

About Ameresco, Inc.

Founded in 2000, Ameresco, Inc. (NYSE:AMRC) is a leading independent provider of comprehensive services, energy efficiency, infrastructure upgrades, asset sustainability and renewable energy solutions for businesses and organizations throughout North America and Europe. Ameresco’s sustainability services include upgrades to a facility’s energy infrastructure and the development, construction and operation of renewable energy plants. Ameresco has successfully completed energy saving, environmentally responsible projects with federal, state and local governments, healthcare and educational institutions, housing authorities, and commercial and industrial customers. With its corporate headquarters in Framingham, MA, Ameresco has more than 1,000 employees providing local expertise in the United States, Canada, and the United Kingdom. For more information, visit www.ameresco.com.

Safe Harbor Statement

Any statements in this press release about future expectations, plans and prospects for Ameresco, Inc., including statements about market conditions, pipeline and backlog, as well as estimated future revenues and net income, and other statements containing the words “projects,” “believes,” “anticipates,” “plans,” “expects,” “will” and similar expressions, constitute forward-looking statements within the meaning of The Private Securities Litigation Reform Act of 1995. Actual results may differ materially from those indicated by such forward-looking statements as a result of various important factors, including the timing of, and ability to, enter into contracts for awarded projects on the terms proposed; the timing of work we do on projects where we recognize revenue on a percentage of completion basis, including the ability to perform under recently signed contracts without unusual delay; demand for our energy efficiency and renewable energy solutions; our ability to arrange financing for our projects; changes in federal, state and local government policies and programs related to energy efficiency and renewable energy; the ability of customers to cancel or defer contracts included in our backlog; the effects of our recent acquisitions and restructuring activities; seasonality in construction and in demand for our products and services; a customer’s decision to delay our work on, or other risks involved with, a particular project; availability and costs of labor and equipment; the addition of new customers or the loss of existing customers; market price of the Company's stock prevailing from time to time; the nature of other investment opportunities presented to the Company from time to time; the Company's cash flows from operations; and other factors discussed in our Annual Report on Form 10-K for the year ended December 31, 2017, filed with the U.S. Securities and Exchange Commission on March 7, 2018. In addition, the forward-looking statements included in this press release represent our views as of the date of this press release. We anticipate that subsequent events and developments will cause our views to change. However, while we may elect to update these forward-looking statements at some point in the future, we specifically disclaim any obligation to do so. These forward-looking statements should not be relied upon as representing our views as of any date subsequent to the date of this press release.

AMERESCO, INC.
CONSOLIDATED BALANCE SHEETS
(in thousands, except share amounts)

	December 31,
	2018	2017
	(Unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$61,397	$24,262
Restricted cash	16,880	15,751
Accounts receivable, net	85,985	85,121
Accounts receivable retainage, net	13,516	17,484
Costs and estimated earnings in excess of billings	86,842	104,852
Inventory, net	7,765	8,139
Prepaid expenses and other current assets	11,571	14,037
Income tax receivable	5,296	6,053
Project development costs	21,717	11,379
Total current assets	310,969	287,078
Federal ESPC receivable	293,998	248,917
Property and equipment, net	6,985	5,303
Energy assets, net	459,952	356,443
Goodwill	58,332	56,135
Intangible assets, net	2,004	2,440
Other assets	29,394	27,635
Total assets	$1,161,634	$983,951
LIABILITIES, REDEEMABLE NON-CONTROLLING INTERESTS AND STOCKHOLDERS' EQUITY
Current liabilities:
Current portions of long-term debt and capital lease liabilities	$26,890	$22,375
Accounts payable	134,330	135,881
Accrued expenses and other current liabilities	35,947	23,260
Billings in excess of cost and estimated earnings	24,363	19,871
Income taxes payable	1,100	755
Total current liabilities	222,630	202,142
Long-term debt and capital lease liabilities, less current portions and net of deferred financing fees	219,162	173,237
Federal ESPC liabilities	288,047	235,088
Deferred income taxes, net	4,352	584
Deferred grant income	6,637	7,188
Other liabilities	29,212	18,754

Redeemable non-controlling interests	14,719	10,338

Stockholders' equity:
Preferred stock, $0.0001 par value, 5,000,000 shares authorized, no shares issued and outstanding at December 31, 2018 and 2017	—	—
Class A common stock, $0.0001 par value, 500,000,000 shares authorized, 30,366,546 shares issued and 28,275,506 shares outstanding at December 31, 2018, 29,406,315 shares issued and 27,533,049 shares outstanding at December 31, 2017	3	3
Class B common stock, $0.0001 par value, 144,000,000 shares authorized, 18,000,000 shares issued and outstanding at December 31, 2018 and 2017	2	2

AMERESCO, INC.
CONSOLIDATED BALANCE SHEETS - (Continued)
(in thousands, except share amounts)

	December 31,
	2018	2017
	(Unaudited)
Additional paid-in capital	124,651	116,196
Retained earnings	269,806	235,844
Accumulated other comprehensive loss, net of income taxes	(5,949)	(5,626)
Less - treasury stock, at cost, 2,091,040 shares at December 31, 2018, and 1,873,266 shares at December 31, 2017	(11,638)	(9,799)
Total stockholder's equity	376,875	336,620
Total liabilities, redeemable non-controlling interests and stockholder's equity	$1,161,634	$983,951

AMERESCO, INC.
CONSOLIDATED STATEMENTS OF INCOME (LOSS)
(in thousands, except per share amounts)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2018	2017	2018	2017
	(Unaudited)	(Unaudited)	(Unaudited)
Revenues	$217,371	$211,133	$787,138	$717,152
Cost of revenues	168,170	169,674	613,526	572,994
Gross profit	49,201	41,459	173,612	144,158
Selling, general and administrative expenses	29,642	27,406	114,513	107,570
Operating income	19,559	14,053	59,099	36,588
Other expenses, net	5,955	2,639	16,709	7,871
Income before provision (benefit) for income taxes	13,604	11,414	42,390	28,717
Income tax provision (benefit)	2,934	(9,087)	4,813	(4,791)
Net income	10,670	20,501	37,577	33,508
Net loss attributable to redeemable non-controlling interest	923	3,310	407	3,983
Net income attributable to common shareholders	$11,593	$23,811	$37,984	$37,491
Net income per share attributable to common shareholders:
Basic	$0.25	$0.52	$0.83	$0.82
Diluted	$0.24	$0.52	$0.81	$0.82
Weighted average common shares outstanding:
Basic	46,114	45,537	45,729	45,509
Diluted	47,327	45,957	46,831	45,748

AMERESCO, INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS
(in thousands)

	Year Ended December 31,
	2018	2017
	(Unaudited)
Cash flows from operating activities:
Net income	$37,577	$33,508
Adjustments to reconcile net income to cash flows from operating activities:
Depreciation of energy assets	27,305	21,648
Depreciation of property and equipment	2,167	2,394
Amortization of deferred financing fees	2,193	1,620
Amortization of intangible assets	1,057	1,451
Provision for bad debts	610	77
Loss (gain) on disposal / sale of assets	298	(103)
Net gain from derivatives	(121)	(271)
Stock-based compensation expense	1,258	1,293
Deferred income taxes	5,517	(4,527)
Unrealized foreign exchange loss (gain)	1,816	(1,406)
Changes in operating assets and liabilities:
Accounts receivable	9,772	1,870
Accounts receivable retainage	3,774	1,279
Federal ESPC receivable	(155,539)	(157,538)
Inventory, net	373	3,966
Costs and estimated earnings in excess of billings	8,015	(46,730)
Prepaid expenses and other current assets	6,763	(2,471)
Project development costs	(8,659)	(3,007)
Other assets	(3,499)	111
Accounts payable, accrued expenses and other current liabilities	2,938	19,652
Billings in excess of cost and estimated earnings	2,866	(2,168)
Other liabilities	(783)	(540)
Income taxes payable	1,101	(5,678)
Cash flows from operating activities	(53,201)	(135,570)
Cash flows from investing activities:
Purchases of property and equipment	(3,943)	(2,851)
Purchases of energy assets	(125,673)	(85,559)
Proceeds from sale of assets of a business	—	2,777
Acquisitions, net of cash received	(3,590)	(2,409)
Cash flows from investing activities	(133,206)	(88,042)
Cash flows from financing activities:
Payments of financing fees	(4,073)	(2,877)
Proceeds from exercises of options and ESPP	7,197	1,977
Repurchase of common stock	(1,839)	(3,412)
(Payments) proceeds from senior secured credit facility, net	(900)	12,547

AMERESCO, INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS - (Continued)
(in thousands)

	Year Ended December 31,
	2018	2017
	(Unaudited)
Proceeds from long-term debt financing	88,115	48,483
Proceeds from Federal ESPC projects	158,237	165,013
Proceeds for energy assets from Federal ESPC	4,236	3,993
Proceeds from sale-leaseback financing	5,145	51,204
Contributions from redeemable non-controlling interests, net	4,788	7,473
Payments on long-term debt	(36,395)	(54,164)
Cash flows from financing activities	224,511	230,237
Effect of exchange rate changes on cash	(295)	654
Net increase in cash, cash equivalents and restricted cash	37,809	7,279
Cash, cash equivalents and restricted cash, beginning of year	60,105	52,826
Cash, cash equivalents and restricted cash, end of year	97,914	$60,105

Non-GAAP Financial Measures (in thousands)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2018	2017	2018	2017
	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)
Adjusted EBITDA:
Net income attributable to common shareholders	$11,593	$23,811	$37,984	$37,491
Impact from redeemable non-controlling interest	(923)	(3,310)	(407)	(3,983)
Plus (less): Income tax provision (benefit)	2,934	(9,087)	4,813	(4,791)
Plus: Other expenses, net	5,955	2,639	16,709	7,871
Plus: Depreciation and amortization of intangible assets	8,486	6,658	30,529	25,493
Plus: Stock-based compensation	121	317	1,258	1,293
Plus (less): Restructuring and other charges	80	50	146	(111)
Adjusted EBITDA	$28,246	$21,078	$91,032	$63,263
Adjusted EBITDA margin	13.0%	10.0%	11.6%	8.8%

Non-GAAP net income and EPS:
Net income attributable to common shareholders	$11,593	$23,811	$37,984	$37,491
Impact from redeemable non-controlling interest	(923)	(3,310)	(407)	(3,983)
Plus (less): Restructuring and other charges	80	50	146	(111)
Plus: Income tax effect of non-GAAP adjustments	198	1,534	70	1,578
Non-GAAP net income	$10,948	$22,085	$37,793	$34,975

Diluted net income per common share	$0.24	$0.52	$0.81	$0.82
Effect of adjustments to net income	(0.01)	(0.04)	—	(0.06)
Non-GAAP EPS	$0.23	$0.48	$0.81	$0.76
Weighted average common shares outstanding - diluted	47,327	45,957	46,831	45,748

Adjusted cash from operations:
Cash flows from operating activities	$(21,160)	$(45,138)	$(53,201)	$(135,570)
Plus: Proceeds from Federal ESPC projects	44,667	42,673	158,237	165,013
Adjusted cash from operations	$23,507	$(2,465)	$105,036	$29,443

			December 31,
			2018	2017
			(Unaudited)	(Unaudited)
Construction backlog:
Awarded(1)			$1,241,000	$1,199,000
Fully-contracted			727,000	573,000
Total project backlog			$1,968,000	$1,772,000
Energy assets in development(2)			$424,700	$165,800

	Three Months Ended December 31		Twelve Months Ended December 31
	2018	2017	2018	2017
	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)
New contracts and awards:
New contracts	$61,000	$102,000	$699,000	$542,000
New awards(1)	$87,000	$204,000	$742,000	$784,000
(1) Represents estimated future revenues from projects that have been awarded, though the contracts have not yet been signed.

(2) Estimated total construction value of all energy assets in construction and development
Non-GAAP Financial Guidance

Adjusted earnings before interest, taxes, depreciation and amortization (adjusted EBITDA):
(in thousands)
Year Ended December 31, 2019
	Low	High
Operating income	$57,000	$65,000
Depreciation and amortization of intangible assets	35,000	36,000
Stock-based compensation	1,000	2,000
Adjusted EBITDA	$93,000	$103,000

Exhibit A: Non-GAAP Financial Measures
We use the non-GAAP financial measures defined and discussed below to provide investors and others with useful supplemental information to our financial results prepared in accordance with GAAP. These non-GAAP financial measures should not be considered as an alternative to any measure of financial performance calculated and presented in accordance with GAAP. For a reconciliation of these non-GAAP measures to the most directly comparable financial measures prepared in accordance with GAAP, please see Other Non-GAAP Disclosure and Non-GAAP Financial Guidance in the tables above.
We understand that, although measures similar to these non-GAAP financial measures are frequently used by investors and securities analysts in their evaluation of companies, they have limitations as analytical tools, and investors should not consider them in isolation or as a substitute for the most directly comparable GAAP financial measures or an analysis of our results of operations as reported under GAAP. To properly and prudently evaluate our business, we encourage investors to review our GAAP financial statements included above, and not to rely on any single financial measure to evaluate our business.
Adjusted EBITDA and Adjusted EBITDA Margin
We define adjusted EBITDA as operating income before depreciation, amortization of intangible assets, stock-based compensation expense, restructuring charges, and charges related to a significant customer bankruptcy. We believe adjusted EBITDA is useful to investors in evaluating our operating performance for the following reasons: adjusted EBITDA and similar non-GAAP measures are widely used by investors to measure a company's operating performance without regard to items that can vary substantially from company to company depending upon financing and accounting methods, book values of assets, capital structures and the methods by which assets were acquired; securities analysts often use adjusted EBITDA and similar non-GAAP measures as supplemental measures to evaluate the overall operating performance of companies; and by comparing our adjusted EBITDA in different historical periods, investors can evaluate our operating results without the additional variations of depreciation and amortization expense, stock-based compensation expense, and restructuring charges. We define adjusted EBITDA margin as adjusted EBITDA stated as a percentage of revenue.
Our management uses adjusted EBITDA and adjusted EBITDA margin as measures of operating performance, because they do not include the impact of items that we do not consider indicative of our core operating performance; for planning purposes, including the preparation of our annual operating budget; to allocate resources to enhance the financial performance of the business; to evaluate the effectiveness of our business strategies; and in communications with the board of directors and investors concerning our financial performance.
Non-GAAP Net Income and EPS
We define non-GAAP net income and earnings per share ("EPS") to exclude certain discrete items that management does not consider representative of our ongoing operations, including restructuring charges, impact from redeemable non-controlling interest and charges related to a significant customer bankruptcy. We consider non-GAAP net income and non-GAAP EPS to be important indicators of our operational strength and performance of our business because they eliminate the effects of events that are not part of the Company's core operations.
Adjusted Cash From Operations
We define adjusted cash from operations as cash flows from operating activities plus proceeds from Federal ESPC projects. Cash received in payment of Federal ESPC projects is treated as a financing cash flow under GAAP due to the unusual financing structure for these projects. These cash flows, however, correspond to the revenue generated by these projects. Thus we believe that adjusting operating cash flow to include the cash generated by our Federal ESPC projects provides investors with a useful measure for evaluating the cash generating ability of our core operating business. Our management uses adjusted cash from operations as a measure of liquidity because it captures all sources of cash associated with our revenue generated by operations.